Exhibit 10.2

Amended and Restated Power of Attorney

I, the undersigned, [name], ID Card Number: [ ], hold [ ]% equity interest in Beijing BHD Petroleum Technology Co., Ltd. (“Petroleum Technology”). Given that the Power of Attorney executed by me on January 1, 2008 has been duly dissolved, I, a shareholder of Petroleum Technology, hereby irrevocably entrust Recon HengDa Technology (Beijing) Co., Ltd. (“HengDa Technology”) to execute the following rights during the term of this Amended and Restated Power of Attorney:

I, the undersigned, exclusively authorize HENGDA TECHNOLOGY as the sole representative with full authority to perform shareholder’s rights upon the equity interest I hold, including but not limited to: (i) the attendance of the shareholder’s meeting and the execution of relative Shareholder Resolution(s) of Petroleum Technology for and on behalf of me; (ii) the performance of all my rights associated with the ownership of equity conferred by laws and Articles of Association of Petroleum Technology including but not limited to voting-rights and the rights of assigning, transferring, pledging or disposing of such equity interest partially or wholly; and (iii) the designations and appointments of Legal Representative, Chief Executive Director, Directors, Supervisors, General Manager and/or other Officer(s) of Petroleum Technology on my behalf.

HENGDA TECHNOLOGY is entitled to execute the Transfer Agreement mentioned in the Amended and Restated Exclusive Equity Interest Purchase Agreement (Wherein I shall be a party) within its authority and duly perform the Amended and Restated Equity Interest Pledge Agreement and the Amended and Restated Exclusive Equity Interest Purchase Agreement that are entered into simultaneously with this Amended and Restated Power of Attorney by me. The execution of the abovementioned rights shall not constitute any limitation on this Amended and Restated Power of Attorney.

Save as otherwise provided hereunder, HENGDA TECHNOLOGY is entitled to exercise all the necessary rights arising from the equity interest upon its own discretions without any oral or written instructions of me.

All acts associated with my equity interest in Petroleum Technology conducted by HENGDA TECHNOLOGY shall be deemed as the acts of me. All documents executed by HENGDA TECHNOLOGY shall be deemed as executed by me, I shall acknowledge such documents.

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HENGDA TECHNOLOGY is entitled to assign all rights under this Amended and Restated Power of Attorney. HENGDA TECHNOLOGY is entitled to entrust any other individual(s) or legal entity(s) to execute the above rights and equity interest without issuing any notice to or obtaining any prior consent from me. Nevertheless, HENGDA TECHNOLOGY shall report to me immediately after such assignment and the assignment shall not harm any of my rights or vested interests in any event.

This Amended and Restated Power of Attorney shall be irrevocable and continuously valid so long as I am a shareholder of Petroleum Technology and shall come into effect as of the date set forth below.

During the term of this Amended and Restated Power of Attorney, in the event that I intend to perform the rights hereunder, I shall negotiate with HENGDA TECHNOLOGY in advance.

[name]

(Signature)

Date: [April 1], 2019.

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